UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 13, 2021, Catalyst Biosciences, Inc. (the “Company”) gave a presentation on targeting complement in ARDS (Acute Respiratory Distress Syndrome), including the potential advantages of the Company’s protease engineering platform, and data related to its discovery stage Complement Factor B degrader program (the “Complement Presentation”) at the Hanson Wade ARDS Drug Development Summit, Digital Events. In addition, the Company posted an update to its corporate presentation (the “Presentation”) on its website, ir.catalystbiosciences.com/presentations-events. A copy of the ARDS Complement Presentation is attached hereto as Exhibit 99.1.

The Complement Factor B degrader program is in discovery stage and targets diseases caused by deficient regulation of the complement system. Complement Factor B degraders are proteases engineered by the Company’s proprietary protease engineering platform designed to specifically degrade complement Factor B, a component of the alternative pathway. The presentation discloses in vitro and in vivo results of studies with complement Factor B consistent with complement Factor B degraders reducing alternative complement pathway activation. In vivo studies in a mouse model of ARDS demonstrated that one of the Company’s discovery stage complement Factor B degraders improved mouse respiratory parameters to a similar therapeutic level as the comparator LNP023 (iptacopan), a small molecule inhibitor of Factor B from Novartis currently in clinical trials.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	ARDS Complement Presentation slide deck.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: July 16, 2021	/s/ Clinton Musil
Clinton Musil
Chief Financial Officer